                     SERIES C CONVERTIBLE PREFERRED STOCK


     250,000 shares of the Preferred Stock shall be designated "Series C Convertible Preferred Stock" and shall have the powers, preferred rights, qualifications, limitations and restrictions as follows:

        (i) Dividends.  The Series C Convertible Preferred Stock shall not be
            ---------
entitled to receive any dividends.

       (ii) Redemption.
            ----------

            (a) Optional Redemption.  The Series C Convertible Preferred Stock
                -------------------
shall be redeemable, in whole or in part, at the option of the Corporation, at any time or from time to time, at a redemption price equal to $5.00 per share.

            (b) Selection of Shares to be Redeemed.  In the case of a
                ----------------------------------
redemption of only a part of the outstanding shares of a class of Preferred Stock, all shares of the class of Preferred Stock to be redeemed shall be selected pro rata and there shall be so redeemed from each registered holder in whole shares, as nearly as practicable to the nearest share, that proportion of all of the shares to be redeemed which the number of shares held of record by such holder b bears to the total number of shares of such class of Preferred Stock at the time outstanding.

      (iii) Liquidation.  Upon dissolution, liquidation or winding up of the
            -----------
Corporation, the holders of the Series C Convertible Preferred Stock shall be entitled to receive, before any distribution is made to the holders of shares of Common Stock of the Corporation, the sum of $5.00 per share.

       (iv) Voting.  Each share of Series C Convertible Preferred Stock shall
            ------
entitle the holder thereof to five (5) votes on all matters as to which shareholders of the Corporation have a right to vote as provided in the Certificate of Incorporation and/or under applicable law. On all matters presented to a vote of shareholders of the Corporation, the holders of the Series C Convertible Preferred Stock and Common Stock shall vote together as a single class.

        (v) Conversion.
            ----------
            (a) Subject to the provisions for adjustment hereinafter set forth, shares of Series C Convertible Preferred Stock shall be convertible at any time at the option of the holder thereof, upon surrender to the transfer agent for the Series C Convertible Preferred Stock of the certificate or certificates evidencing the shares so to be converted, into fully paid and nonassessable shares of Common Stock of the Corporation at the rate of five (5) shares of Common Stock for each share of Series C Convertible Preferred Stock so surrendered for conversion. The right to convert shares of the Series C Convertible Preferred Stock called for redemption shall terminate thirty (30) days after the notice of redemption has been mailed to the registered holders of the Series C Convertible Preferred Stock by certified mail to the address of record of the holders of such shares.

           (b) The number of shares of Common Stock into which such shares of Series C Convertible Preferred Stock may be converted shall be subject to adjustment as follows:

                (1) In the event of a stock split, reverse stock split, stock dividend, reorganization or recapitalization affecting the number of shares of outstanding Common Stock, then in each such case, the number of shares of Common Stock into which shares of Series C Convertible Preferred Stock may be converted shall be equitably adjusted so as not to impair the conversion rights of the Series B Convertible Preferred Stock.

                (2) In the event the Corporation determines to offer rights to the holders of the outstanding Common Stock entitling them to subscribe for additional shares of Common Stock or securities convertible into Common Stock, the Corporation shall also extend such rights to the holders of Series C Convertible Preferred Stock. There shall be no adjustment in the conversion rate by virtue of such rights offering or by virtue of any sale of any class of securities of the Corporation.

                (3) No fractional share of Common Stock shall be issued upon any conversion or redemption but, in lieu thereof, there shall be paid to the holder of the shares of Series C Convertible Preferred Stock surrendered for conversion as soon as practicable after the date such shares are surrendered for conversion, an amount in cash equal to the same fraction of the current market price per share of Common Stock, unless the Board of Directors shall determine to adjust fractional shares in some other manner.

                (4) No adjustment in the number of shares of Common Stock into which each share of Series C Convertible Preferred Stock is convertible or redeemable shall be required unless such adjustment would require an increase or decrease of at least 1/25th of a share in the number of shares of Common Stock into which such share is then convertible; provided, however, that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

                (5) Whenever any adjustment is required in the shares into which each share of Series C Convertible Preferred Stock is convertible or redeemable, the Corporation shall forthwith (i) file with the transfer agent, if any, for the Series C Convertible Preferred Stock a statement describing in reasonable detail the adjustment and the method of calculation used and (ii) cause a copy of such notice to be mailed to the holders of record of the shares of Series C Convertible Preferred Stock.

        (c) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares the full number of shares into which all shares of Series C Convertible Preferred Stock from time to time outstanding are convertible or redeemable.

        (d) The Corporation will pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion or redemption of shares of Series C Convertible Preferred Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Common Stock in a name other than that in which the shares of Series C Convertible Preferred Stock is converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

                     SERIES A CONVERTIBLE PREFERRED STOCK


     100,000 shares of the Preferred Stock shall be designated "Series A Convertible Preferred Stock" and shall have the powers, preferred rights, qualifications, limitations and restrictions as follows:

        (i) Dividends.  The Series A Convertible Preferred Stock shall not be
            ---------
entitled to receive any dividends.

       (ii) Redemption.
            ----------

            (a)  Optional Redemption.  The Series A Convertible Preferred
                 -------------------
Stock shall be redeemable, in whole or in part, at the option of the Corporation, at any time after five years from the date of issue or from time to time thereafter, at a redemption price equal to $5.00 per share.

            (b) Selection of Shares to be Redeemed.  In the case of a
                ----------------------------------
redemption of only a part of the outstanding shares of a class of Preferred Stock, all shares of the class of Preferred Stock to be redeemed shall be selected pro rata and there shall be so redeemed from each registered holder in whole shares, as nearly as practicable to the nearest share, that proportion of all of the shares to be redeemed which the number of shares held of record by such holder b bears to the total number of shares of such class of Preferred Stock at the time outstanding.

      (iii) Liquidation.  Upon dissolution, liquidation or winding up of the
            -----------
Corporation, the holders of the Series A Convertible Preferred Stock shall be entitled to receive, before any distribution is made to the holders of shares of Common Stock of the Corporation, the sum of $5.00 per share.

       (iv) Voting.  Each share of Series A Convertible Preferred Stock shall
            ------
entitle the holder thereof to twenty (20) votes on all matters as to which shareholders of the Corporation have a right to vote as provided in the Certificate of Incorporation and/or under applicable law. On all matters presented to a vote of shareholders of the Corporation, the holders of the Series A Convertible Preferred Stock and Common Stock shall vote together as a single class.

        (v) Conversion.
            ----------
            (a) Subject to the provisions for adjustment hereinafter set forth, shares of Series A Convertible Preferred Stock shall be convertible at any time at the option of the holder thereof, upon surrender to the transfer agent for the Series A Convertible Preferred Stock of the certificate or certificates evidencing the shares so to be converted, into fully paid and nonassessable shares of Common Stock of the Corporation, as follows:

            (1) The initial conversion rate shall be ten (10) shares of Common Stock for each share of Series A Convertible Preferred Stock so surrendered for conversion.

            (2) In the event that the Corporation has consolidated net income, before income taxes and any extraordinary income or loss, of $1 million in any of the five (5) fiscal years beginning after the fiscal year ending September 30, 1997 the conversion rate shall be twenty (20) shares of Common Stock for each share of Series A Convertible Preferred Stock so surrendered for conversion.

            (3) In the event that the Corporation doe not meet the earnings requirement of the foregoing subsection but has cumulative consolidated net income before income taxes and extraordinary income or loss of $1 million in the five (5) fiscal years ending September 30, 2002, then the conversion rate shall be fifteen (15) shares of Common Stock for each share of Series A Convertible Preferred Stock so surrendered for conversion.

            (4) In the event that the conversion rate does not meet the earnings requirements of the foregoing two subsections, then, in that event, five (5) years after the date of issue the conversion rate shall be ten (10) shares of Common Stock for each share of Series A Convertible Preferred Stock so surrendered for conversion.

            The right to convert shares of the Series A Convertible Preferred Stock called for redemption shall terminate thirty (30) days after the notice of redemption has been mailed to the registered holders of the Series A Convertible Preferred Stock by certified mail to the address of record of the holders of such shares.

         (b) The number of shares of Common Stock into which such shares of Series A Convertible Preferred Stock may be converted shall be subject to adjustment as follows:

            (1) In the event of a stock split, reverse stock split, stock dividend, reorganization or recapitalization affecting the number of shares of outstanding Common Stock, then in each such case, the number of shares of Common Stock into which shares of Series A Convertible Preferred Stock may be converted shall be equitably adjusted so as not to impair the conversion rights of the Series B Convertible Preferred Stock.

            (2) In the event the Corporation determines to offer rights to the holders of the outstanding Common Stock entitling them to subscribe for additional shares of Common Stock or securities convertible into Common Stock, the Corporation shall also extend such rights to the holders of Series A Convertible Preferred Stock. There shall be no adjustment in the conversion rate by virtue of such rights offering or by virtue of any sale of any class of securities of the Corporation.

            (3) No fractional share of Common Stock shall be issued upon any conversion or redemption but, in lieu thereof, there shall be paid to the holder of the shares of Series A

Convertible Preferred Stock surrendered for conversion as soon as practicable after the date such shares are surrendered for conversion, an amount in cash equal to the same fraction of the current market price per share of Common Stock, unless the Board of Directors shall determine to adjust fractional shares in some other manner.

            (4) No adjustment in the number of shares of Common Stock into which each share of Series A Convertible Preferred Stock is convertible or redeemable shall be required unless such adjustment would require an increase or decrease of at least 1/25th of a share in the number of shares of Common Stock into which such share is then convertible; provided, however, that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

            (5) Whenever any adjustment is required in the shares into which each share of Series A Convertible Preferred Stock is convertible or redeemable, the Corporation shall forthwith (i) file with the transfer agent, if any, for the Series A Convertible Preferred Stock a statement describing in reasonable detail the adjustment and the method of calculation used and (ii) cause a copy of such notice to be mailed to the holders of record of the shares of Series A Convertible Preferred Stock.

         (c) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares the full number of shares into which all shares of Series A Convertible Preferred Stock from time to time outstanding are convertible or redeemable.

         (d) The Corporation will pay any and all issue and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion or redemption of shares of Series A Convertible Preferred Stock. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Common Stock in a name other than that in which the shares of Series A Convertible Preferred Stock is converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

             SERIES 10, 12% REDEEMABLE CONVERTIBLE PREFERRED STOCK

300,000 shares of the Preferred Stock shall be designated "Series 10, 12% Redeemable Convertible Preferred Stock" and shall have the powers, preferred rights, qualifications, limitations and restrictions as follows:

        1. Dividends. The Series 10, 12% Redeemable Convertible Preferred Stock
           ---------
shall be entitled to receive a dividend of $.30 per share on October 15, January 15, and July 15 of each year beginning October 15, 1997 to holders of record on July 31, 1997 and such dividend shall accumulate without interest in any quarter it is not paid.

        2. Redemption. The Series 10, 12% Redeemable Convertible Preferred Stock
           ----------
shall be redeemable in whole or in part at a redemption price equal to $10.00 per share plus accrued but unpaid dividends solely at the option of the Corporation on thirty (30) days written notice sent to the registered holders of such stock by first class mail. In the event the Corporation gives such notice of redemption, the holders shall be entitled to convert the shares as provided below during such thirty (30) day period.

        3. Liquidation. Upon dissolution, liquidation or winding up of the
           -----------
Corporation, the holders of the Series 10, 12% Redeemable Convertible Preferred Stock shall be entitled to receive, before and distribution is made to the holders of shares of common stock of the Corporation, the sum of $10.00 per share plus accrued but unpaid dividends and no more.

        4. Voting. Each share of Series 10, 12% Redeemable Convertible Preferred
           ------
Stock shall entitle to holder thereof to one vote on all matters as to which shareholders of the Corporation have a right to vote as provided in the Articles of Incorporation and/or under applicable law. On all matters presented to a vote of shareholders of the Corporation, the holders of the Series 10, 12% Redeemable Convertible Preferred Stock and Common Stock shall vote together as a single class.

        5. Conversion. The Series 10, 12% Redeemable Convertible Preferred Stock
           ----------
at the option of the respective holders thereof, shall be convertible into fully paid and nonassessable shares of Common Stock as follows:

           (a) The holders of Series 10, 12% Redeemable Convertible Preferred Stock may upon surrender of the certificates therefor, convert each share of such Preferred Stock into ten (10) shares of Common Stock of the Corporation.

           (b) The number of shares of Common Stock into which such shares of Series 10, 12% Redeemable Convertible Preferred Stock may be converted shall be subject to adjustment as follows:

               (1) In the event of a stock split, reverse stock split, stock dividend, reorganization or recapitalization affecting the number of shares of outstanding Common Stock, then in each such case, the number of shares of Common Stock into which shares of Series 10, 12% Redeemable Convertible Preferred Stock may be converted shall be equitably adjusted so as not to impair the conversion rights of the Series 10, 12% Redeemable Convertible Preferred Stock.

               (2) In the event the Corporation determines to offer rights to the holders of Common Stock entitling them to subscribe for additional shares of Common Stock or securities convertible into Common Stock, the Corporation shall also extend such rights to the holders of Series 10, 12% Redeemable Convertible Preferred Stock. There shall be no adjustment in the conversion rate by virtue of such rights offering or by virtue of any sale or any class of securities of the Corporation.